ALEXANDER & BALDWIN, INC.

Subsidiaries as of February 1, 2026

Name of Subsidiary	State or Other Jurisdiction Under Which Organized

SUBSIDIARIES AND RELATED ENTITIES*
Alexander & Baldwin Investments, LLC	Delaware
Alexander & Baldwin, LLC	Delaware
Alexander & Baldwin, LLC, Series M	Delaware
Alexander & Baldwin, LLC, Series R	Delaware
A&B Gateway LLC	Hawaii
A&B Little Cottonwood LLC	Delaware
A&B Lot 100 LLC	Hawaii
A & B Properties Hawaii, LLC, Series R	Delaware
A&B Lanihau LLC	Hawaii
A&B Manoa LLC	Hawaii
A&B Ninigret LLC	Hawaii
A&B P&L LLC	Hawaii
A&B Visalia 1 LLC	Hawaii
A&B Visalia 3 LLC	Delaware
A&B Wailea LLC, Series 2	Delaware
A&B Waipio 100 LLC	Hawaii
A&B Waipio Shopping Center LLC	Hawaii
ABP HDI LLC	Hawaii
ABP Hokulei LLC	Hawaii
ABP Honokohau LLC	Hawaii
ABP Kahai Warehouse LLC	Hawaii
ABP Kailua Road LLC	Hawaii
ABP Kakaako Commerce LLC	Hawaii
ABP Kalihi Yard LLC	Hawaii
ABP Kaomi Industrial LLC	Hawaii
ABP Kapolei Lot 5 LLC	Hawaii
ABP Kapolei Lot 22 LLC	Hawaii
ABP Kapolei Warehouse LLC	Hawaii
ABP KBPWII LLC	Hawaii
ABP KI New LLC	Hawaii
ABP KI Old LLC	Hawaii
ABP Komohana LLC	Hawaii
ABP Laulani LLC	Hawaii
ABP Lono Center LLC	Hawaii
ABP Manoa Marketplace LH LLC	Hawaii
ABP Mililani Gateway LLC	Hawaii
ABP Mililani Gateway South LLC	Hawaii
ABP Napili LLC	Hawaii
ABP Pearl Highlands LLC	Hawaii
ABP Puunene LLC	Hawaii
ABP Residuary LLC	Hawaii

ABP 2927 East Manoa Road LLC	Hawaii
ABP Ulupuni LLC	Hawaii
ABP Waihona Industrial LLC	Hawaii
ABP Waikoloa LLC	Hawaii
ABP Waipouli LLC	Hawaii
ABP Windward LLC	Hawaii
Aikahi Park Holdings LLC	Hawaii
EOK Kihei LLC	Hawaii
Kahului Town Center LLC	Hawaii
KKV Management LLC	Hawaii
Panama and Gosford Retail, LLC**	California
Port Allen Residential LLC	Hawaii
WDCI Komohana LLC	Hawaii
A&B Waianae LLC	Delaware
AB Collection Retail LLC	Hawaii
AB Hawaii Royal MacArthur LLC	Hawaii
AB WTC Mezz LLC	Hawaii
ABL Ag. LLC	Hawaii
ABL Exchange LLC	Hawaii
ABL Hahani LLC	Hawaii
ABL Hamakua LLC	Hawaii
ABL Kelo LLC	Hawaii
ABL Laa LLC	Hawaii
ABL Manoa Marketplace LF LLC	Hawaii
ABL Manoa Marketplace LH LLC	Hawaii
DSD LLC	Hawaii
East Maui Landholdings, LLC	Hawaii
EMI Kakaako Commerce LLC	Hawaii
Kukui’ula Acres LLC	Hawaii
Kukui’ula Village LLC	Delaware
McBryde Sugar Company, LLC, Series R	Delaware
McBryde Concorde LLC	Hawaii
Alexander & Baldwin, LLC, Series T	Delaware
A&B KRS II LLC	Hawaii
A & B Properties Hawaii, LLC, Series T	Delaware
A&B Airport Hotel LLC	Hawaii
A&B Ka Milo LLC	Hawaii
A&B Kakaako LLC	Hawaii
A&B Kane LLC	Hawaii
A&B Kihei LLC	Hawaii
Kamalani Ventures LLC	Hawaii
A&B Kukui’ula Fairway Homes LLC	Hawaii
ABP-EWP Development LLC**	Hawaii
A&B MF-11 LLC	Hawaii
Keala O Wailea LLC**	Hawaii
A&B MLR LLC	Hawaii
A&B Riverside LLC	Hawaii

A&B Santa Barbara LLC	Hawaii
Santa Barbara Land and Ranching	Delaware
Company, LLC**
A&B Waiawa LLC	Hawaii
A&B Waikiki LLC	Hawaii
A&B Wailea LLC, Series 1	Delaware
A&B Wailea LLC, Series 3	Delaware
A&B Wailea Ridge Holdings LLC	Hawaii
ABP Waikoloa TRS LLC	Hawaii
Blacksand Hawaii Investment LLC	Hawaii
EOK 4607 LLC	Hawaii
Estates of Kahala LLC	Hawaii
Keawe Development LLC	Hawaii
The Collection LLC**	Hawaii
Wailea Estates LLC	Hawaii
Wailea MF-7 LLC	Hawaii
Wailea MF-8 LLC	Hawaii
Waimanu Development LLC	Hawaii
Kewalo Development LLC**	Hawaii
A&B II, LLC	Hawaii
Grace Legacy Holdings LLC	Hawaii
Pohaku Pa’a, LLC**	Hawaii
Agri-Quest Development Company, Inc.	Hawaii
Kauai Commercial Company, Incorporated	Hawaii
KDC, LLC	Hawaii
Kukui’ula Housing Development LLC**	Hawaii
Lodge Hale Development, LLC**	Hawaii
Kukui’ula Housing Development II, LLC**	Hawaii
Kainani Villas, LLC**	Hawaii
Kukui’ula Residential Development, LLC**	Hawaii
Kukui’ula Development, LLC	Hawaii
McBryde Sugar Company, LLC, Series T	Delaware
McBryde Camp Housing LLC	Hawaii
Ohanui Corporation	Hawaii
WTEI, LLC	Hawaii
WAISOLARTEI, Inc.	Hawaii

OTHER RELATED ENTITIES
Alexander & Baldwin Foundation	Hawaii
Hawaiian Sugar & Transportation Cooperative	Hawaii

INACTIVE SUBSIDIARIES *
A&B Inc.	Hawaii

* Wholly-owned unless otherwise indicated.
** Partial ownership.